U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 1, 2010

Date of Report

(Date of Earliest Event Reported)

AMERITRANS CAPITAL CORPORATION

 (Exact name of Registrant as specified in its charter)

Delaware	333-63951	52-2102424
(State or other jurisdiction of incorporation or organiztion)	(Commission File No.)	(I.R.S. Employee I.D. Number)

50 Jericho Quadrangle Jericho, NY 11753
(Address of principal executive offices (Zip Code)

(212) 355-2449

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Change in Control of Registrant

On December 1, 2010, Infinity Capital Partners, L.P., a Delaware limited partnership (“Infinity Partners”), agreed to purchase 848,500 shares of the common stock, par value $.0001 per share (“Common Stock”) of Ameritrans Capital Corporation (“Ameritrans” or the “Company”) and 213,675 Common Stock purchase warrants (the “Warrants”) from Prides Capital I, L.P. (“Prides”) for an aggregate purchase price of $1,026,685 on December 31, 2010, pursuant to a Purchase Agreement (the “Purchase Agreement”) among the parties.  Michael Feinsod, the Chief Executive Officer, President, Chief Compliance Officer and Chairman of Ameritrans, is the Managing Member of Infinity Capital, LLC (“Infinity Capital”) and Infinity Management, LLC (“Infinity Management”), the General Partner and Investment Manager, respectively, of Infinity Partners.  Prior to entering into the Purchase Agreement, Mr. Feinsod beneficially owned approximately 12.98% of shares of the outstanding Common Stock of the Company.

Prides has agreed to vote all of its shares of Common Stock prior to December 31, 2010 in accordance with Infinity Partners’ voting instructions on any matter that is put to a vote of Company stockholders.  Prides has also delivered to Infinity Partners an irrevocable proxy granting Mr. Feinsod the right to vote of such shares on any matter brought to a vote of stockholders of Ameritrans.

The transaction resulted from informal discussions regarding Prides’ interest in selling all its securities of Ameritrans.  Prior to entering into the Purchase Agreement, the opportunity to purchase Prides’ securities in the Company was presented to the Ameritrans Board which, based on the recommendation of a committee comprised solely of all of the Company’s independent directors, declined such opportunity on behalf of the Company.

Based on the amendment to Schedule 13D, filed with the Securities and Exchange Commission on December 2, 2010 by Mr. Feinsod and entities controlled by Mr. Feinsod, Mr. Feinsod and such entities collectively beneficially own 1,532,360 shares of the Company’s Common Stock comprised of:

(i)  230,225 shares held by Infinity Partners and 848,500 shares and 213,675 shares underlying the Warrants to be acquired by Infinity Partners subject to the Purchase Agreement;

(ii) 23,450 shares of Common Stock and 200,000 shares underlying currently exercisable stock options held by Mr. Feinsod; and

(iii) 14,000 shares of Common Stock and 2,500 shares underlying Common Stock purchase warrants that are held by Shoulda Partnerse, L.P.

Such shares, in the aggregate, constitute approximately 40.2% of the outstanding Common Stock of the Company.  However, the Warrants contain an exercise price of $6.44 per shares and 66,210 of such Warrants expire on December 5, 2010 and the remainder expire on February 27, 2011.  Upon expiration of such Warrants (assuming no additional shares are acquired or disposed of), Mr. Feinsod and entities controlled by Mr. Feinsod will beneficially own 1,318,685 shares, constituting approximately 36.7% of the Company’s outstanding Common Stock.

The source of funds to be used by Infinity Partners to purchase the securities under the Purchase Agreement will be its working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

AMERITRANS CAPITAL CORPORATION

By:  /s/ Michael Feinsod

Name:  Michael Feinsod

Title: Chief Executive Officer and President

Dated: December 2, 2010